EXHIBIT 3.2

BYLAWS

OF

SEMPER FLOWERS, INC.

(the "Corporation")

ARTICLE I: MEETINGS OF SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS

The annual meeting of the  shareholders of the Corporation  shall be held at the time fixed, from time to time, by the Board of Directors.

SECTION 2 - SPECIAL MEETINGS

Special  meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors.

SECTION 3 - PLACE OF MEETINGS

Meetings  of  shareholders  shall  be  held  at  the  registered  office  of the Corporation,  or at such other places,  within or without the State of Nevada as the Board of Directors may from time to time fix.

SECTION 4 - NOTICE OF MEETINGS

A notice convening an annual or special meeting which specifies the place, day, and hour of the meeting,  and the general nature of the business of the meeting, must  be  faxed,   personally  delivered  or  mailed  postage  prepaid  to  each shareholder of the Corporation entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer  ledger of the  Corporation, at least ten (10) days prior to the meeting.  Accidental omission to give notice of a meeting to, or the  non-receipt  of notice of a meeting  by, a  shareholder will not invalidate the proceedings at that meeting.

SECTION 5 - ACTION WITHOUT A MEETING

Unless  otherwise  provided by law, any action required to be taken at a meeting of the shareholders,  or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if written  consents are signed by shareholders  representing a majority of the shares entitled to vote at such a meeting,  except  however,  if a different proportion of voting power is required by law, the Articles of  Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the  proceedings of the  shareholders of the Corporation.

SECTION 6 - QUORUM

a)   No business,  other than the election of the chairman or the adjournment of the meeting,  will be transacted at an annual or special  meeting  unless a quorum of  shareholders,  entitled  to attend  and vote,  is present at the commencement of the meeting,  but the quorum need not be present throughout the meeting.

b)   Except as  otherwise  provided  in these  Bylaws,  a quorum is two persons present  and  being,  or   representing  by  proxy, shareholders  of  the Corporation.

c)   If within  half an hour from the time  appointed  for an annual or  special meeting a quorum is not  present,  the meeting  shall stand  adjourned to a day, time and place as determined by the chairman of the meeting.

SECTION 7 - VOTING

Subject  to a special  voting  rights  or  restrictions  attached  to a class of shares,  each shareholder  shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation,  whether  represented in person or by proxy.

SECTION 8 - MOTIONS

No motion proposed at an annual or special meeting need be seconded.

SECTION 9 - EQUALITY OF VOTES

In the case of an  equality of votes,  the  chairman of the meeting at which the vote takes place is not  entitled to have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder of proxyholder.

SECTION 10 - DISPUTE AS TO ENTITLEMENT TO VOTE

In a dispute as to the  admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

SECTION 11 - PROXY

a)   Each shareholder entitled to vote at an annual or special meeting may do so either in person or by proxy.  A form of proxy must be in writing under the hand of the appointor or of his or her attorney duly authorized in writing, or,  if the  appointor  is a  corporation,  either  under  the  seal of the corporation or under the hand of a duly authorized  officer or attorney.  A proxyholder need not be a shareholder of the Corporation.

b)   A form of proxy and the power of attorney or other authority, if any, under which it is signed or a  facsimiled  copy  thereof must be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice  convening  the meeting.  In addition to any other  method of  depositing  proxies  provided  for in these  Bylaws,  the Directors may from time to time by resolution make regulations  relating to the depositing of proxies at a place or places and fixing the time or times for  depositing  the proxies not exceeding 48 hours  (excluding  Saturdays, Sundays and holidays)  preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders.

ARTICLE II: BOARD OF DIRECTORS

SECTION 1 - NUMBER, TERM, ELECTION AND QUALIFICATIONS

a)   The first Board of Directors of the Corporation,  and all subsequent Boards of the  Corporation,  shall  consist  of not less than one (1) and not more than nine (9) directors.  The number of Directors may be fixed and changed from  time  to time  by  ordinary  resolution  of the  shareholders  of the Corporation.

b)   The first  Board of  Directors  shall hold  office  until the first  annual meeting of shareholders  and until their  successors have been duly elected and  qualified  or until  there is a decrease  in the number of  directors.  Thereinafter,   Directors   will  be  elected  at  the  annual  meeting  of     shareholders  and  shall  hold  office  until  the  annual  meeting  of the shareholders next succeeding his or her election, or until his or her prior death,  resignation  or removal.  Any  Director may resign at any time upon written notice of such resignation to the Corporation.

c)   A casual  vacancy  occurring  in the Board  may be filled by the  remaining Directors.

d)   Between successive annual meetings, the Directors have the power to appoint one or more  additional  Directors  but not more than 1/2 of the  number of Directors  fixed at the last  shareholder  meeting at which  Directors were elected. A Director so appointed holds office only until the next following annual  meeting of the  Corporation,  but is eligible  for election at that    meeting.  So long as he or she is an  additional  Director,  the  number of Directors will be increased accordingly.

e)   A  Director  is  not  required  to  hold a  share  in  the  capital  of the Corporation as qualification for his or her office.

SECTION 2 - DUTIES, POWERS AND REMUNERATION

a)   The Board of Directors shall be responsible for the control and management of the business and affairs, property and interest of the Corporation, and may exercise all powers of the Corporation, except for those powers conferred upon or reserved for the shareholders or any other persons as required under Nevada state law, the Corporation's Articles of Incorporation or by these Bylaws.

b)   The  remuneration  of the  Directors may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

SECTION 3 - MEETINGS OF DIRECTORS

a)   The President of the Corporation shall preside as chairman at every meeting of the  Directors,  or if the President is not present or is willing to act as chairman,  the Directors  present shall choose one of their number to be chairman of the meeting.

b)   The Directors  may meet together for the dispatch of business,  and adjourn and otherwise  regulate their meetings as they think fit. Questions arising at a meeting must be decided by a majority of votes. In case of an equality of votes the chairman does not have a second or casting  vote.  Meetings of the Board held at regular  intervals may be held at the place and time upon    the  notice  (if any) as the  Board  may by  resolution  from  time to time determine.

c)   A Director may  participate  in a meeting of the Board or of a committee of the  Directors  using   conference   telephones  or  other   communications facilities  by which all  Directors  participating  in the meeting can hear each  other  and   provided   that  all  such   Directors   agree  to  such participation.  A Director  participating  in a meeting in accordance  with this Bylaw is deemed to be present  at the  meeting  and to have so agreed.  Such  Director will be counted in the quorum and entitled to speak and vote at the meeting.

d)   A Director  may, and the Secretary on request of a Director  shall,  call a meeting of the  Board.  Reasonable  notice of the  meeting  specifying  the place, day and hour of the meeting must be given by mail,  postage prepaid, addressed to each of the Directors  and  alternate  Directors at his or her address as it appears on the books of the  Corporation  or by leaving it at      his or her usual business or residential address or by telephone, facsimile or other  method  of  transmitting  legibly  recorded  messages.  It is not necessary  to  give  notice  of  a  meeting  of  Directors  to  a  Director immediately  following a shareholder meeting at which the Director has been elected, or is the meeting of Directors at which the Director is appointed.

e)   A  Director  of the  Corporation  may file with the  Secretary  a  document executed  by him  waiving  notice of a past,  present or future  meeting or meetings of the Directors  being, or required to have been, sent to him and may at  any  time  withdraw  the  waiver  with  respect  to  meetings  held thereafter.  After filing such waiver with  respect to future  meetings and until the waiver is withdrawn  no notice of a meeting of Directors  need be given to the Director. All meetings of the Directors so held will be deemed not to be improperly  called or  constituted by reason of notice not having been given to the Director.

f)   The quorum  necessary for the  transaction of the business of the Directors may be fixed by the  Directors  and if not so  fixed is a  majority  of the Directors or, if the number of Directors is fixed at one, is one Director.

g)   The continuing  Directors may act  notwithstanding  a vacancy in their body but,  if and so long as their  number is  reduced  below the  number  fixed pursuant  to  these  Bylaws  as the  necessary  quorum  of  Directors,  the continuing  Directors may act for the purpose of  increasing  the number of Directors to that  number,  or of  summoning a  shareholder  meeting of the    Corporation, but for no other purpose.

h)   All acts done by a meeting of the Directors, a committee of Directors, or a person acting as a Director,  will,  notwithstanding  that it be afterwards discovered  that there was some  defect in the  qualification,  election or appointment  of the  Directors,  shareholders  of the  committee  or person acting as a Director, or that any of them were disqualified, be as valid as if the person had been duly elected or appointed  and was qualified to be a  Director.

i)   A resolution consented to in writing,  whether by facsimile or other method of transmitting  legibly recorded  messages,  by all of the Directors is as valid as if it had been  passed at a meeting of the  Directors  duly called and held. A resolution  may be in two or more  counterparts  which together are deemed to constitute  one resolution in writing.  A resolution  must be filed with the minutes of the proceedings of the directors and is effective on the date stated on it or on the latest date stated on a counterpart.

j)   All Directors of the Corporation shall have equal voting power.

SECTION 4 - REMOVAL

One or more or all the  Directors  of the  Corporation  may be  removed  with or without cause at any time by a vote of two-thirds of the  shareholders  entitled to vote  thereon,  at a special  meeting  of the  shareholders  called  for that purpose.

SECTION 5 - COMMITTEES

a)   The Directors may from time to time by resolution  designate from among its members one or more committees, and alternate members thereof, as they deem desirable,  each  consisting of one or more  members,  with such powers and authority  (to the  extent  permitted  by law and these  Bylaws)  as may be provided  in such  resolution.  Each  such  committee  shall  serve  at the   pleasure of the Board of Directors and unless  otherwise stated by law, the Certificate of Incorporation  of the Corporation or these Bylaws,  shall be governed by the rules and regulations  stated herein regarding the Board of Directors.

b)   Each Committee shall keep regular minutes of its transactions,  shall cause them to be recorded in the books kept for that  purpose,  and shall  report them to the Board at such times as the Board may from time to time require. The Board has the power at any time to  revoke or  override  the  authority given to or acts done by any Committee.

ARTICLE III: OFFICERS

SECTION 1 - NUMBER, QUALIFICATION, ELECTION AND TERM OF OFFICE

a)   The  Corporation's  officers  shall have such titles and duties as shall be stated in these Bylaws or in a resolution  of the Board of Directors  which is not  inconsistent  with these  Bylaws.  The officers of the  Corporation shall consist of a president,  secretary,  treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other  officers as the Board of  Directors  may from time to time deem advisable. Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b)   The officers of the Corporation  shall be elected by the Board of Directors at the regular annual meeting of the Board  following the annual meeting of shareholders.

c)   Each  officer  shall hold office  until the annual  meeting of the Board of Directors  next  succeeding  his  or her  election,  and  until  his or her successor  shall have been duly elected and  qualified,  subject to earlier termination by his or her death, resignation or removal.

SECTION 2 - RESIGNATION

Any officer may resign at any time by giving written notice of such  resignation to the Corporation.

SECTION 3 - REMOVAL

Any officer  appointed  by the Board of  Directors  may be removed by a majority vote of the Board,  either with or without cause,  and a successor  appointed by the Board at any time,  and any officer or  assistant  officer,  if appointed by another officer, may likewise be removed by such officer.

SECTION 4 - REMUNERATION

The  remuneration  of the Officers of the  Corporation  may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

SECTION 5 - CONFLICT OF INTEREST

Each officer of the Corporation  who holds another office or possesses  property whereby, whether directly or indirectly, duties or interests might be created in conflict  with his or her duties or interests  as an officer of the  Corporation shall, in writing,  disclose to the President the fact and the nature, character and extent of the conflict.

ARTICLE V: SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK

a)   The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

b)   Certificated shares of the Corporation shall be signed,  either manually or by facsimile,  by officers or agents designated by the Corporation for such purposes,  and shall certify the number of shares owned by the  shareholder in the Corporation.  Whenever any certificate is countersigned or otherwise authenticated  by a transfer agent or transfer  clerk,  and by a registrar,     then a facsimile of the signatures of the officers or agents,  the transfer agent or transfer clerk or the registrar of the  Corporation may be printed or lithographed upon the certificate in lieu of the actual  signatures.  If the Corporation uses facsimile signatures of its officers and agents on its      stock  certificates,  it cannot act as registrar of its own stock,  but its transfer agent and registrar may be identical if the institution  acting in those dual  capacities  countersigns or otherwise  authenticates  any stock certificates  in both  capacities.  If any  officer who has signed or whose     facsimile  signature  has been  placed  upon such  certificate,  shall have ceased to be such  officer  before such  certificate  is issued,  it may be issued by the  Corporation  with the same effect as if he were such officer at the date of its issue.

c)   If the Corporation  issued  uncertificated  shares as provided for in these Bylaws,  within a  reasonable  time after the  issuance or transfer of such uncertificated  shares, and at least annually  thereafter,  the Corporation shall send the  shareholder a written  statement  certifying  the number of shares owned by such shareholder in the Corporation.

d)   Except as  otherwise  provided by law,  the rights and  obligations  of the holders of uncertificated  shares and the  rights and  obligations  of the holders of  certificates  representing  shares of the same class and series shall be identical.

e)   If a share certificate:

     (i)  is worn out or defaced,  the Directors shall,  upon production to them of the  certificate  and upon such other  terms,  if any,  as they may think  fit,  order the  certificate  to be  cancelled  and issue a new certificate;

     (ii) is lost,  stolen or  destroyed,  then upon  proof  being  given to the satisfaction  of the  Directors and upon and  indemnity,  if any being given, as the Directors  think  adequate,  the Directors shall issue a  new certificate; or

     (iii) represents more than one share and the registered  owner surrenders it to the Corporation  with a written request that the Corporation  issue in his or her  name  two or more  certificates,  each  representing  a specified number of shares and in the aggregate  representing the same          number of shares as the  certificate so  surrendered,  the Corporation shall cancel the certificate so surrendered and issue new certificates in accordance with such request.

SECTION 2 - TRANSFERS OF SHARES

a)   Transfers or registration  of transfers of shares of the Corporation  shall be made on the stock  transfer  books of the  Corporation by the registered holder  thereof,  or by his or her attorney  duly  authorized  by a written power of attorney;  and in the case of shares  represented by certificates, only  after  the  surrender  to  the   Corporation   of  the   certificates representing  such  shares with such shares  properly  endorsed,  with such evidence of the authenticity of such endorsement,  transfer,  authorization and other  matters  as the  Corporation  may  reasonably  require,  and the payment of all stock transfer taxes due thereon.

b)   The  Corporation  shall be  entitled  to treat the  holder of record of any share or  shares  as the  absolute  owner  thereof  for all  purposes  and, accordingly,  shall not be bound to recognize any legal, equitable or other claim to, or  interest  in,  such  share or shares on the part of any other person,  whether or not it shall  have  express  or other  notice  thereof, except as otherwise expressly provided by law.

SECTION 3 - RECORD DATE

a)   The  Directors  may fix in  advance a date,  which must not be more than 60 days permitted by the preceding the date of a meeting of  shareholders or a class of  shareholders,  or of the payment of a dividend or of the proposed taking  of  any  other  proper  action   requiring  the   determination  of shareholders as the record date for the  determination  of the shareholders    entitled  to  notice  of,  or to  attend  and  vote at,  a  meeting  and an adjournment of the meeting, or entitled to receive payment of a dividend or for any other proper purpose and, in such case, notwithstanding anything in these  Bylaws,  only  shareholders  of records on the date so fixed will be deemed to be the shareholders for the purposes of this Bylaw.

b)   Where no record date is so fixed for the  determination  of shareholders as provided in the preceding  Bylaw, the date on which the notice is mailed or on which the resolution  declaring the dividend is adopted, as the case may be, is the record date for such determination.

SECTION 4 - FRACTIONAL SHARES

Notwithstanding anything else in these Bylaws, the Corporation, if the Directors so resolve,  will not be required to issue fractional  shares in connection with an amalgamation, consolidation, exchange or conversion. At the discretion of the Directors,  fractional  interests in shares may be rounded to the nearest  whole number, with fractions of 1/2 being rounded to the next highest whole number, or may be purchased for  cancellation by the Corporation for such  consideration as the  Directors  determine.  The  Directors  may  determine  the  manner in which fractional  interests  in shares  are to be  transferred  and  delivered  to the Corporation in exchange for consideration and a determination so made is binding upon all shareholders of the Corporation. In case shareholders having fractional interests in shares fail to deliver them to the Corporation in accordance with a determination  made by the  Directors,  the  Corporation  may  deposit  with the Corporation's  Registrar  and  Transfer  Agent  a  sum  sufficient  to  pay  the consideration payable by the Corporation for the fractional interests in shares, such deposit to be set aside in trust for such shareholders.  Such setting aside is deemed to be payment to such  shareholders  for the  fractional  interests in shares not so delivered  which will  thereupon not be considered as  outstanding and  such  shareholders  will  not  be  considered  to be  shareholders  of  the Corporation  with  respect  thereto  and will have no right  except  to  receive payment  of  the  money  so  set  aside  and  deposited  upon  delivery  of  the certificates  for the  shares  held  prior to the  amalgamation,  consolidation, exchange or conversion which result in fractional interests in shares.

 ARTICLE VI: DIVIDENDS

a)   Dividends may be declared and paid out of any funds available therefor,  as often, in such amounts, and at such time or times as the Board of Directors may determine  and shares may be issued pro rata and without  consideration to the  Corporation's  shareholders  or to the  shareholders of one or more classes or series.

b)   Shares  of one class or series  may not be  issued as a share  dividend  to shareholders  of  another  class  or  series  unless  such  issuance  is in accordance with the Articles of Incorporation and:

     (i)  a majority  of the current  shareholders  of the class or series to be issued approve the issue;  or

     (ii) there are no outstanding  shares of the class or series of shares that are authorized to be issued as a dividend.

ARTICLE VII: BORROWING POWERS

a)   The Directors may from time to time on behalf of the Corporation:

     (i)  borrow money in such manner and amount,  on such  security,  from such sources and upon such terms and conditions as they think fit,

     (ii) issue bonds,  debentures and other debt obligations either outright or as security for liability or obligation of the  Corporation or another person, and

     (iii)mortgage,  charge,  whether by way of specific or floating charge, and give other security on the  undertaking,  or on the whole or a part of the property and assets of the Corporation (both present and future).

b)   A bond, debenture or other debt obligation of the Corporation may be issued at a discount,  premium or  otherwise,  and with a special  privilege as to redemption, surrender, drawing, allotment of or conversion into or exchange for  shares  or other  securities,  attending  and  voting  at  shareholder meetings of the Corporation, appointment of Directors or otherwise, and may by its terms be assignable  free from equities  between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

ARTICLE VIII: FISCAL YEAR

The fiscal year end of the Corporation  shall be fixed,  and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

ARTICLE IX: CORPORATE SEAL

The  corporate  seal, if any,  shall be in such form as shall be prescribed  and altered,  from  time to time,  by the Board of  Directors.  The use of a seal or stamp by the  Corporation  on corporate  documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE X: AMENDMENTS

SECTION 1 - BY SHAREHOLDERS

All Bylaws of the Corporation shall be subject to alteration or repeal,  and new Bylaws may be made by a majority vote of the  shareholders at any annual meeting or special meeting called for that purpose.

SECTION 2 - BY DIRECTORS

The Board of Directors  shall have the power to make,  adopt,  alter,  amend and repeal, from time to time, Bylaws of the Corporation.

ARTICLE XI: DISCLOSURE OF INTEREST OF DIRECTORS

a)   A Director  who is, in any way,  directly or  indirectly  interested  in an existing or proposed  contract or transaction  with the  Corporation or who holds an office or possesses  property whereby,  directly or indirectly,  a duty or  interest  might be  created  to  conflict  with his or her duty or interest as a Director,  shall  declare the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

b)   A Director shall not vote in respect of a contract or transaction  with the Corporation  in  which he is  interested  and if he does so his or her vote will not be  counted,  but he will be counted in the quorum  present at the meeting at which the vote is taken. The foregoing prohibitions do not apply to:

     (i)  a contract or transaction relating to a loan to the Corporation, which a Director or a specified  corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or part of the loan;

     (ii) a contract or  transaction  made or to be made with or for the benefit of a  holding  corporation  or a  subsidiary  corporation  of  which a Director is a director or officer;

     (iii)a contract  by a Director to  subscribe  for or  underwrite  shares or debentures  to be issued by the  Corporation  or a  subsidiary  of the Corporation,  or a contract,  arrangement  or  transaction  in which a Director  is  directly  or  indirectly  interested  if all  the  other          Directors are also directly or indirectly  interested in the contract, arrangement or transaction;

     (iv) determining the remuneration of the Directors;

     (v)  purchasing  and  maintaining  insurance  to  cover  Directors  against liability incurred by them as Directors; or

     (vi) the indemnification of a Director by the Corporation.

c)   A  Director  may hold an  office or place of  profit  with the  Corporation (other than the office of Auditor of the  Corporation) in conjunction  with his or her  office  of  Director  for the  period  and on the  terms (as to remuneration  or otherwise) as the Directors may determine.  No Director or intended   Director  will  be  disqualified  by  his  or  her  office  from contracting  with the  Corporation  either with regard to the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise, and,  no  contract  or  transaction  entered  into by or on  behalf  of the Corporation  in which a Director  is  interested  is liable to be voided by reason thereof.

d)   A Director or his or her firm may act in a  professional  capacity  for the Corporation  (except as Auditor of the  Corporation),  and he or his or her firm is entitled to remuneration  for  professional  services as if he were not a Director.

e)   A Director may be or become a director or other  officer or employee of, or otherwise interested in, a corporation or firm in which the Corporation may be  interested  as a  shareholder  or  otherwise,  and the  Director is not accountable to the Corporation for remuneration or other benefits  received by him as director, officer or employee of, or from his or her interest in, the other corporation or firm, unless the shareholders otherwise direct.

ARTICLE XII: ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The  Corporation  shall,  within  sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually  thereafter on or before the last day of the month in which the anniversary date of incorporation  occurs each year,  file with the Secretary of State a list of its president,  secretary and treasurer and all of its Directors, along with the post office box or street address,  either residence or business,  and a designation of its resident agent in the state of  Nevada.  Such list  shall be  certified  by an  officer  of the Corporation.

ARTICLE XIII: INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

a)   The Directors shall cause the Corporation to indemnify a Director or former      Director of the  Corporation and the Directors may cause the Corporation to indemnify  a director  or former  director  of a  corporation  of which the Corporation   is  or  was  a   shareholder   and  the  heirs  and  personal representatives of any such person against all costs, charges and expenses,     including  an  amount  paid to settle  an  action  or  satisfy a  judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment  inactive criminal or administrative action or  proceeding  to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such  corporation,  including an action  brought by the  Corporation  or corporation. Each Director of the Corporation on being elected or appointed is  deemed  to have  contracted  with the  Corporation  on the terms of the foregoing indemnity.

b)   The Directors may cause the  Corporation to indemnify an officer,  employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder  (notwithstanding that he is also a Director), and his or her heirs and personal  representatives  against all costs,  charges and expenses incurred by him or them and resulting from his or her acting as an officer,  employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of  the  Corporation  (if he is not a full time employee of the Corporation and notwithstanding  that he is  also a  Director),  and his or her  respective heirs and legal  representatives  against all costs,  charges and  expenses      incurred by him or them and arising  out of the  functions  assigned to the Secretary by the  Corporation Act or these Articles and each such Secretary and Assistant  Secretary,  on being  appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)   The Directors may cause the Corporation to purchase and maintain  insurance for the benefit of a person who is or was  serving as a Director,  officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal  representatives  against a liability incurred by him as a Director, officer, employee or agent.